Exhibit 14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Putnam ETF Trust of our report dated January 15, 2025, relating to the financial statements and financial highlights of Putnam New York Tax Exempt Income Fund, which appear in Putnam New York Tax Exempt Income Fund’s Certified Shareholder Report on Form N-CSR for the year ended November 30, 2024. We also consent to the reference to us under the heading “FINANCIAL STATEMENTS” and “Comparison of Other Key Features of the Funds” in such Registration Statement.

Boston, Massachusetts June 27, 2025